Exhibit 10.2

PIER 1 IMPORTS, INC.

DEFERRED COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2011

-i-

PIER 1 IMPORTS, INC.

DEFERRED COMPENSATION PLAN

EFFECTIVE JANUARY 1, 2011

This Pier 1 Imports, Inc. Deferred Compensation Plan is established effective as of January 1, 2011, by Pier 1 Imports, Inc. (the “Company”). The purpose of the Pier 1 Imports, Inc. Deferred Compensation Plan is to permit select members of management and highly compensated employees of the Company to defer current compensation.

ARTICLE I

TITLE AND EFFECTIVE DATE OF THE PLAN

Section 1.01 Title. This Plan shall be known as the Pier 1 Imports, Inc. Deferred Compensation Plan (hereinafter referred to as the “Plan”).

Section 1.02 Effective Date. The effective date of this Plan is January 1, 2011.

ARTICLE II

DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENTS

As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context:

Section 2.01 Aggregate Account. “Aggregate Account” is the account described in Article VI as a bookkeeping record for each Participant of this Plan. A Participant’s Aggregate Account shall consist of the sum or aggregate of the Annual Accounts on any day beginning January 1, 2011. A Participant’s Aggregate Account may, at the discretion of the Company, include one or more sub-accounts, including but not limited to the Annual Accounts, to reflect the amounts credited to a Participant under the various terms of this Plan.

Section 2.02 Annual Account. “Annual Account” shall mean a bookkeeping account maintained for a Participant for each Plan Year the Participant elects Deferrals in which such Deferrals, the related Deferral Match and earnings thereon are credited. A Participant’s Annual Account for each Plan Year may, at the discretion of the Company, include one or more sub-accounts, including but not limited to Deferral Sub-Account and Match Sub-Account (as defined in Section 6.01), to reflect the amounts credited to a Participant under various terms of the Plan.

Section 2.03 Annual Bonus. “Annual Bonus” shall mean for each Plan Year, the amount of annual bonus earned by an Executive Participant in the Fiscal Year commencing in such Plan Year, but which is otherwise paid in the following Plan Year. Annual Bonus shall only include the Company home office annual bonus, the Company regional manager annual bonus, the Company distribution center annual bonus, and any other annual Fiscal Year bonus designated by the Committee.

Section 2.04 Annual Retainer. “Annual Retainer” shall mean the cash retainer paid to a Director Participant during a Plan Year, including any committee chair retainer and chairman of the board retainer.

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Section 2.05 Base Salary. “Base Salary” shall mean the base pay paid to an Executive Participant in a Plan Year including the compensation paid under the following Company payroll codes which are typically included in the calculation of base pay: bereavement, floating holiday, holiday pay, jury duty, time off, regular pay, retro pay, sick pay, and vacation pay. No other forms of compensation shall be included in the definition of Base Salary.

Section 2.06 Beneficiary. “Beneficiary” shall mean the person or persons designated by a Participant as being entitled to receive any benefits under this Plan.

Section 2.07 Board of Directors. The term “Board of Directors” shall mean the Board of Directors of Pier 1 Imports, Inc.

Section 2.08 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 2.09 Committee. “Committee” means the Compensation Committee of the Board of Directors of Pier 1 Imports, Inc. or such other committee as may be designated by such Board of Directors or the Compensation Committee of such board. The Committee shall be the plan administrator for purposes of ERISA and shall manage and administer the Plan in accordance with this document, except for the administrative functions required to be performed by the Company as set forth in this document.

Section 2.10 Company. “Company” shall mean and include Pier 1 Imports, Inc. and/or “Related Employers,” as such terms are defined in the Pier 1 Associates’ 401(k) Plan.

Section 2.11 Deferral Agreement. “Deferral Agreement” means the written or electronic form of agreement referred to in Section 3.02 hereof which is prescribed by the Company and submitted by a Participant to the Company before the relevant Election Date.

Section 2.12 Deferral Match. “Deferral Match” shall mean the Company’s matching contribution described in Section 5.01.

Section 2.13 Deferrals. “Deferrals” shall mean the amounts deferred pursuant to Sections 4.01, 4.02, 4.03 and 4.04.

Section 2.14 Director Participant. “Director Participant” shall mean a Non-Employee Director who is participating in the Plan within the meaning of Article III hereof.

Section 2.15 Discretionary Contribution. “Discretionary Contribution” shall have the meaning set forth in Section 5.03.

Section 2.16 Election Date. The “Election Date” is the date established by the Company as the date on or before which an Executive or a Non-Employee Director must submit a valid Deferral Agreement to the Company. The applicable Election Dates for an Executive, who has been designated by the Company as eligible to participate in the Plan, or a Non-Employee Director are as follows: (i) for the first Plan Year commencing January 1, 2011, the Election Date is December 31, 2010, (ii) in the case of the first Plan Year in which an Executive or a Non-Employee Director initially becomes eligible to participate in the Plan during the Plan Year, a date which is no later than the thirtieth (30th) day immediately following the date the Executive or a Non-Employee Director initially became eligible to participate in the Plan, and (iii) for any Plan Year following the first Plan Year in which an Executive or a Non-Employee Director becomes eligible to participate in the Plan, December 31 of the immediately preceding Plan Year. For purposes of the preceding sentence:

(1) A Participant who terminates employment with the Company and who is thereafter reemployed by the Company and designated upon such reemployment or thereafter as eligible to participate in the Plan shall upon such designation be deemed to be initially eligible to participate in the Plan;

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(2) A Participant to whom paragraph (1) does not apply who voluntarily suspends his deferrals under the Plan and who thereafter desires to resume such deferrals shall not be deemed to be initially eligible to participate in the Plan;

(3) A Participant who ceases to be eligible to participate in the Plan for any reason but who remains employed with the Company and thereafter again becomes eligible to participate in the Plan shall not be deemed to be initially eligible to participate in the Plan; and

(4) For the Plan Year commencing January 1, 2011, clause (ii) above shall not apply to any Executive or Non-Employee Director who is eligible to participate in the Plan as of January 1, 2011.

Section 2.17 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Section 2.18 Executive. “Executive” shall mean any management employee or highly compensated employee of the Company.

Section 2.19 Executive Participant. “Executive Participant” shall mean an Executive who is participating in the Plan within the meaning of Article III hereof.

Section 2.20 Fiscal Year. “Fiscal Year” shall mean the Company’s fiscal year.

Section 2.21 401(k) Plan. “401(k) Plan” shall mean the Pier 1 Associates’ 401(k) Plan, as it shall be amended from time to time.

Section 2.22 Non-Employee Director. “Non-Employee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

Section 2.23 Participant. “Participant” means an Executive Participant and a Director Participant.

Section 2.24 Plan. “Plan” means this Pier 1 Imports, Inc. Deferred Compensation Plan described in this document, as amended from time to time.

Section 2.25 Plan Year. The “Plan Year” is the calendar year.

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Section 2.26 Quarterly Bonus. “Quarterly Bonus” shall mean for each Plan Year, the amount of quarterly bonus earned by an Executive Participant in the Fiscal Year commencing in such Plan Year, which includes the last Quarterly Bonus for a Fiscal Year which is otherwise paid in the following Plan Year. A Quarterly Bonus shall only include the Company home office quarterly bonus, the Company regional manager and/or multi-manager quarterly bonus, the Company distribution center quarterly bonus, and any other Fiscal Year quarterly bonus designated by the Committee.

Section 2.27 Taxable Year. “Taxable Year” shall mean a twelve (12) consecutive month period beginning January 1 and ending December 31.

Section 2.28 Vested Deferral Match. “Vested Deferral Match” has the meaning set forth in Section 5.02.

Section 2.29 Vested Discretionary Contribution. “Vested Discretionary Contribution” shall have the meaning set forth in Section 5.04.

ARTICLE III

ELIGIBILITY

Section 3.01 Eligibility. Each Non-Employee Director shall be eligible for participation in this Plan. An Executive’s eligibility for participation in this Plan shall be determined with respect to each Plan Year by the Company, in its sole discretion; provided, however, that no Executive shall be selected for participation in this Plan unless he qualifies as a member of a select group of management or as a highly compensated employee of the Company within the meaning of Section 201(2) of ERISA, and such Executive has met the eligibility service requirement of the 401(k) Plan.

Section 3.02 Participation. To become a Participant, each Executive, after having been notified by the Company that he is eligible for participation and each Non-Employee Director shall complete and timely submit to the Company a Deferral Agreement. No Deferral Agreement shall be effective before acceptance by the Company.

Section 3.03 Subsequent Eligibility. If deferrals are stopped for any reason, such Participant shall lose his eligibility for deferral election in this Plan until (i) for a Non-Employee Director, the next immediately following Election Date, and (ii) for an Executive, he is again selected by the Company pursuant to Section 3.01 hereof.

ARTICLE IV

PARTICIPANT DEFERRALS

Section 4.01 Base Salary Deferral. Through the timely submission to the Company of a Deferral Agreement no later than the Election Date, an Executive Participant may irrevocably defer the receipt of a whole percentage of Base Salary otherwise payable to the Executive Participant beginning with the first full payroll period beginning in the following Plan Year [or the first full payroll period beginning after an Election Date under Section 2.16(ii)] and ending with the last full payroll period beginning in the following Plan Year [or the last full payroll period beginning in the Plan Year of an Election Date under Section 2.16(ii)]. The whole percentage of Base Salary deferred may not exceed fifty percent (50%) of the Executive Participant’s Base Salary for the payroll periods described in the previous sentence occurring in the applicable Plan Year. Amounts so deferred shall be credited to such Executive Participant’s Annual Account as described in Section 6.01.

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Section 4.02 Annual Bonus Deferral. Through the timely submission to the Company of a Deferral Agreement no later than the Election Date, an Executive Participant may irrevocably defer the receipt of a whole percentage of Annual Bonus otherwise payable to the Executive Participant in the future. The whole percentage of Annual Bonus deferred may not exceed fifty percent (50%) of the Executive Participant’s Annual Bonus earned during the Fiscal Year commencing in the Plan Year following the submission of the Deferral Agreement. Amounts so deferred shall be credited to such Executive Participant’s Annual Account as described in Section 6.01.

Section 4.03 Quarterly Bonus Deferral. Through the timely submission to the Company of a Deferral Agreement no later than the Election Date, an Executive Participant may irrevocably defer the receipt of a whole percentage of Quarterly Bonus otherwise payable to the Executive Participant in the future. The whole percentage of Quarterly Bonus deferred may not exceed fifty percent (50%) of the Executive Participant’s Quarterly Bonus earned during the Fiscal Year commencing in the Plan Year following the submission of the Deferral Agreement. Amounts so deferred shall be credited to such Executive Participant’s Annual Account as described in Section 6.01.

Section 4.04 Annual Retainer Deferral. Through the timely submission to the Company of a Deferral Agreement no later than the Election Date, a Director Participant may irrevocably defer the receipt of a whole percentage of Annual Retainer otherwise payable to the Director Participant in the future for services that have yet to be rendered. The whole percentage of Annual Retainer deferred may not exceed one hundred percent (100%) of the Director Participant’s Annual Retainer earned in such following Plan Year. Amounts so deferred shall be credited to such Director Participant’s Annual Account as described in Section 6.01.

Section 4.05 Deferral Agreement. To make an effective deferral under the Plan, an Executive selected to participate in the Plan pursuant to Section 3.02 and a Non-Employee Director must submit a Deferral Agreement to the Company on or before the applicable Election Date. A valid Deferral Agreement submitted on or before the applicable Election Date shall cause a portion of an Executive Participant’s Base Salary, Annual Bonus, or Quarterly Bonus, or a Non-Employee Director’s Annual Retainer (as applicable) to be deferred. An Executive who has been selected to participate in the Plan pursuant to Section 3.02 or a Non-Employee Director, each of whom declines to participate at that time, may thereafter submit a Deferral Agreement to the Company for a subsequent Plan Year provided that he is still eligible for Plan participation for that Plan Year and provided that such agreement is submitted prior to the applicable Election Date. Such subsequent Deferral Agreement shall cause Base Salary, Annual Bonus, Quarterly Bonus or an Annual Retainer (as applicable) to be deferred. In no event, however, may a Deferral Agreement provide for the deferral of Base Salary, an Annual Bonus, Quarterly Bonus or Annual Retainer that has been earned as of the date the Deferral Agreement is executed by the Participant.

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Section 4.06 Duration of a Deferral Agreement. A Deferral Agreement is only in effect for the deferral of Base Salary and Annual Retainer earned in the applicable Plan Year and the Annual Bonus and Quarterly Bonus earned in the Fiscal Year commencing in the applicable Plan Year. The Deferral Agreement does not apply to any other Deferrals, and a new Deferral Agreement must be completed to defer a Base Salary, Annual Bonus, Quarterly Bonus and Annual Retainer for any subsequent Plan Year.

Section 4.07 Deferral Agreement Changes. Once a Deferral Agreement is complete for a Plan Year and submitted to the Company on or before the applicable Election Date for a Plan Year, a Participant may elect by the submission of another Deferral Agreement to the Company to stop, increase or decrease the amount of Deferrals for such Plan Year provided that the change in Deferrals is submitted on or before the applicable Election Date for such Plan Year.

Section 4.08 Change in Employment Status. Deferrals shall stop for any Executive Participant who has a change in employment status and continuation of his deferrals would cause this Plan to cease to be a plan which covers a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA.

Section 4.09 Nonforfeitable Right to Deferral Sub-Account. Each Participant shall have a one hundred percent (100%) nonforfeitable and vested right to the value of each Deferral Sub-Account attributable to his Deferrals under Sections 4.01, 4.02, 4.03 and 4.04, and the earnings on such accounts under Section 6.03.

ARTICLE V

COMPANY CONTRIBUTIONS

Section 5.01 Company Matching Contribution. With respect to each Deferral made under Sections 4.01, 4.02 and 4.03, the Company shall credit to an Executive Participant’s Annual Account an additional amount equal to the sum of (i) one hundred percent (100%) of the first one percent (1%) of an Executive Participant’s elected Deferral of each of Base Salary, Annual Bonus or Quarterly Bonus (as applicable), and (ii) fifty percent (50%) of the next four percent (4%) of an Executive Participant’s elected Deferral of each of Base Salary, Annual Bonus or Quarterly Bonus (as applicable). The foregoing amounts shall be credited to such Executive Participant’s Annual Account for each Plan Year as set forth in Section 6.01 below. Director Participants shall not receive Company matching contributions. The Company matching contributions which are described in this Section are referred to herein as the “Deferral Match.”

Section 5.02 Vesting of Deferral Match. An Executive Participant is vested (that is, the whole or portion of the Deferral Match becomes nonforfeitable) in any Deferral Match arising under Section 5.01 of this Plan (plus earnings thereon pursuant to Section 6.03) according to the provisions of the 401(k) Plan that are applicable to the vesting of Company matching contributions under such 401(k) Plan, irrespective of whether a Participant is actually participating in the 401(k) Plan. The portion of an Executive Participant’s Deferral Match which is vested shall be referred to herein as the “Vested Deferral Match.”

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Section 5.03 Company Discretionary Contribution. The Company may credit to an Executive Participant’s Annual Account an amount as it determines in its sole and complete discretion. The foregoing amounts shall be credited to such Executive Participant’s Annual Account for each Plan Year as set forth in Section 6.01 below. The Company discretionary contributions which are described in this Section are referred to herein as the “Discretionary Contributions.”

Section 5.04 Vested Discretionary Contributions. An Executive Participant is vested in any Discretionary Contribution arising under Section 5.03 of this Plan (plus earnings thereon pursuant to Section 6.03) in accordance with a vesting schedule, which could be time based, performance based, or both, as determined by the Company in its complete and sole discretion at the time a Discretionary Contribution is credited to an Executive Participant’s Annual Account for a Plan Year. If vesting is time based, then no vesting (whether in whole or in part) can occur for a period of twelve (12) months from the date the Discretionary Contribution is credited to the Executive Participant’s Annual Account as provided in Section 6.01. If vesting is performance based, then the performance period cannot end on or before the date that is the six month anniversary of the date the Discretionary Contribution is credited to the Executive Participant’s Annual Account. The Company Discretionary Contribution which is vested shall be referred to herein as the “Vested Discretionary Contribution.”

ARTICLE VI

ACCOUNTS

Section 6.01 Annual Accounts. For each Plan Year, an Annual Account shall be established for each Participant to which Deferrals shall be credited to such Annual Account on the date such Deferrals are made. Annual Bonus Deferrals and Fiscal Year end Quarterly Bonus Deferrals shall be credited to the Annual Account for a Plan Year which is immediately prior to the Plan Year in which such bonuses are paid. A Deferral Match shall be credited to such Annual Account on the same date the related Deferral is credited to such Annual Account. A Discretionary Contribution shall be credited to such Annual Account as determined by the Company in its sole and complete discretion. Within each Annual Account may be (i) a “Deferral Sub-Account” in which all Deferrals for a Plan Year and any earnings thereon as set forth below in Section 6.03, shall be credited, (ii) a “Match Sub-Account” in which the Deferral Match for a Plan Year, and earnings thereon as set forth below in Section 6.03, shall be credited, (iii) a “Discretionary Contribution Sub-Account” in which Discretionary Contributions for a Plan Year, and earnings thereon as set forth below in Section 6.03, shall be credited, and (iv) other sub-account(s) as determined by the Company.

Section 6.02 Investment. A Participant’s Aggregate Account will be treated as having been directed by the Participant into various investment options selected by the Committee. Investment options might include different levels of risk and return such as, but not limited to, equity funds, balanced funds, bond funds, money market funds, and fixed interest accounts. Allocation of investment options shall be made in increments of not less than 1% of a Participant’s Annual Account. Participants may either allocate investment options in each of their Annual Accounts or allocate investment options in their Aggregate Account. Participants may re-direct investments in the various investment options daily. The Committee has the authority to select, add or remove investment options as it determines in its sole discretion.

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Section 6.03 Earnings. A Participant’s Deferral Sub-Account, Match Sub-Account and Discretionary Contribution Sub-Account shall include investment gains and losses accrued with respect to the investment options chosen by a Participant as set forth in Section 6.02 above. Such investment gains and losses shall be credited to the Participant’s Deferral Sub-Account, Match Sub-Account and a Discretionary Contribution Sub-Account (which will cause them to be credited to the Participant’s Annual Account and Aggregate Account) and shall be utilized solely as a benchmarking or indexing device for the measurement and determination of the amounts to be paid a Participant under this Plan. A Participant shall have no ownership interest in any investment option.

ARTICLE VII

DISTRIBUTIONS

Section 7.01 Distributions from the Deferral Sub-Account While Employed or While a Member of the Board of Directors. In addition to providing for a Deferral election for a Plan Year, a Deferral Agreement shall contain provisions allowing a Participant to designate a date or dates of payment(s) of the Deferral Sub-Account (not the Match Sub-Account) for such Plan Year as follows:

(a) If a Participant elects a Deferral under a Deferral Agreement for a Plan Year, and the percentage of Base Salary deferred by an Executive Participant is less than 5% or, in the case of a Director Participant, the percentage of Annual Retainer deferred by the Director Participant is less than 5%, then the Participant (in his Deferral Agreement) may elect a lump sum, cash distribution of such Plan Year’s Deferral Sub-Account to be paid in March of a Taxable Year elected by the Participant in his Deferral Agreement, provided that the Taxable Year elected can be no earlier than three (3) years from the last day of the Plan Year for which the Deferrals are credited to the Participant’s Annual Account.

(b) If a Participant elects a Deferral under a Deferral Agreement for a Plan Year, and the percentage of Base Salary deferred by an Executive Participant is equal to or greater than 5%, or in the case of a Director Participant, the percentage of Annual Retainer deferred by the Director Participant is equal to or greater than 5%, then the Participant (in his Deferral Agreement) may:

(i) elect a lump sum, cash distribution of such Plan Year’s Deferral Sub-Account to be paid in March of a Taxable Year elected by the Participant in his Deferral Agreement, provided that the Taxable Year elected can be no earlier than three (3) years from the last day of the Plan Year for which the Deferrals are credited to the Participant’s Annual Account, or

(ii) elect an annual installment distribution in an annual amount as calculated under Section 7.01(c) below over a period not to exceed five (5) Taxable Years of such Plan Year’s Deferral Sub-Account to be paid in March of each Taxable Year, provided that the Taxable Year of the first annual installment can be no earlier than three (3) years from the last day of Plan Year for which the Deferrals are credited to the Participant’s Annual Account.

(c) The amount to be distributed as set forth in this Section 7.01 is based on the value of Plan Year’s Deferral Sub-Account on the last business day in February of the Taxable Year in which a distribution is to be made under Section 7.01(a) and (b)(i) above or in which a distribution is to commence under Section 7.01(b)(ii). Each installment to be paid under Section 7.01(b)(ii) shall be equal to the value of the Plan Year’s Deferral Sub-Account on the last day in February of the Taxable Year in which an installment payment is due divided by the number of installments remaining to be paid.

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Section 7.02 Distributions from the Discretionary Contribution Sub-Account While Employed. Upon the Company notifying an Executive Participant that it intends to credit his Annual Account with a Discretionary Contribution, an Executive Participant may elect a lump-sum cash payment to be made within thirty (30) days of each vesting date as determined by the Company upon the crediting of a Discretionary Contribution as set forth in Section 5.03, of all or a portion of the Discretionary Contribution, plus earnings thereon, which becomes vested on such vesting date, provided that the Executive Participant is employed by the Company on such payment date.

Section 7.03 Distributions Upon Termination of Employment or Service Other than Death. To the extent a Participant has not made an election pursuant to and in accordance with Sections 7.05 and 7.06, then upon the termination of a Participant’s employment with the Company or service as a member of the Board of Directors for any reason other than death, the Participant’s vested portion of his Aggregate Account balance, valued as of the last business day of the month in which the Participant’s employment or service as a member of the Board of Directors ends, shall be paid to him in a lump sum, cash payment, except as set forth in Section 7.08, no later than ninety (90) days following a Participant’s termination of employment or end of service and the non-vested portion of such Aggregate Account balance (the non-vested Deferral Match and Discretionary Contribution) plus earnings/losses accrued on such amount, if any, shall be forfeited. Any installment payments that have commenced under Section 7.01(b)(ii) or Section 7.06 shall cease and the outstanding balance of the remaining installments shall be included in the Participant’s Aggregate Account balance to be distributed in lump sum as stated in the previous sentence. For purposes of the Plan, a Participant will only be deemed to have terminated employment or service with the Company if the facts and circumstances are such that he has had a separation from service with the Company pursuant to Code Section 409A(a)(2)(A)(i) and the regulations issued thereunder. In no event shall a Participant be permitted directly or indirectly to designate the Taxable Year of payment of such benefit.

Section 7.04 Distributions Upon the Death of a Participant. If a Participant dies while employed by the Company or while serving as a member of the Board of Directors, the Participant’s Aggregate Account (including any un-vested Deferral Match and Discretionary Contribution), valued as of the last business day of the month in which the Participant’s death occurred, shall be paid to his Beneficiary in a lump sum, cash payment no later than ninety (90) days following the Participant’s death. Any installment payments that have commenced under Section 7.01(b)(ii) or Section 7.06 shall cease and the outstanding balance of the remaining installments shall be included in the Participant’s Aggregate Account balance to be distributed in lump sum as stated in the previous sentence. If a Participant dies after he is no longer employed by or in the service of the Company, but is receiving installment payments under Section 7.05, all installment payments shall cease, the remaining installments shall be included in the Participant’s Aggregate Account balance and the Participant’s Aggregate Account, valued as of the last business day of the month in which the Participant’s death occurred, shall be paid to his Beneficiary in a lump sum, cash payment no later than ninety (90) days following the Participant’s death. With respect to the prior sentence, because the Participant’s employment or service with the Company had previously terminated, his Aggregate Account shall not include any previously forfeited un-vested Deferral Match and Discretionary Contribution and earnings thereon. In no event shall a Beneficiary be permitted directly or indirectly to designate the Taxable Year of the lump sum, cash payment described in this Section.

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Section 7.05 Installment Form of Distribution of Vested Annual Accounts Upon Termination of Employment or Service Other than Death. A Participant may elect for each Plan Year in his Deferral Agreement to receive his vested Annual Account for such Plan Year as of the date of the Participant’s termination of employment with the Company or service as a member of the Board of Directors for any reason other than death paid to him upon such termination in annual installments over a period of not to exceed five (5) Taxable Years. The first installment shall be an amount equal to the value of his vested Annual Account as of the last business day of the month in which the termination of employment or service occurs divided by the number of annual installments elected and such first installment shall be paid within ninety (90) days of the date of such termination of employment or service with the Company (except as set forth in Section 7.08). The next installment will be paid in March of the Taxable Year following the Taxable Year in which the first installment is paid and such remaining installments (if any) shall be paid in each March of each Taxable Year thereafter. Each installment, other than the first installment, shall be equal to the value of a Participant’s Annual Account as of the last business day in February of a Taxable Year in which a March installment payment is to be made divided by the number of installments remaining to be paid. The distribution of a Participant’s vested Annual Account as stated in this Section is conditioned upon the following occurring as of the date of termination:

(a) Such Participant has attained the age of fifty-five (55) as of the date of his termination of employment or service with the Company; and

(b) Such Participant is fully vested in his Annual Account as of the date of his termination of employment with the Company.

If either of the conditions stated in (a) or (b) above are not satisfied, then the Participant shall be paid his vested Aggregate Account in accordance with Section 7.03 above. If a Participant satisfies the conditions in (a) and (b) above, then the balance in each Annual Account for which he elected an installment payment in his Deferral Agreement shall be paid in the installments he so elected to be paid upon termination of employment or service. Any installment payments that have commenced under Section 7.01(b)(ii) or Section 7.06 shall cease, and such remaining installments shall be included in the Participant’s appropriate Annual Account. The amount to be paid each March shall be the sum of all installments due from each Annual Account as elected by a Participant in his Deferral Agreement. Those Annual Accounts for which no such election was made or were elected to be paid in lump sum shall be aggregated and paid in accordance with Section 7.03.

Notwithstanding the foregoing, the payment of any installments by the Company under this Section is subject to Section 7.10.

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Section 7.06 Modification of Distribution Elections. For any distribution elected in Sections 7.01 or 7.05 and for any distribution that is to occur under Section 7.03, a new distribution election may be made under a subsequent Deferral Agreement submitted to the Company provided that such new distribution election must comply with Section 7.01 if it is a distribution from the Deferral Sub-Account and Section 7.03 and 7.05 if it is a distribution upon termination of employment with the Company or service as a member of the Board of Directors other than for the death of the Participant. However, a distribution election with respect to amounts previously credited to a Participant’s Annual Account may only be changed under the terms and conditions specified in Code Section 409A. Except as expressly provided in Section 7.04, no acceleration of a distribution is permitted. A subsequent election that delays payment or changes the form of payment shall be permitted if and only if all of the following requirements are met:

(1) the new election does not take effect until at least twelve (12) months after the date on which the new election is made;

(2) in the case of payments made for a reason other than death, the new election delays payment for at least five (5) years from the date that payment would otherwise have been made, absent the new election; and

(3) in the case of payments made pursuant to Section 7.01, the new election is made not less than twelve (12) months before the date on which payment would have been made (or, in the case of installment payments, the first installment payment would have been made) absent the new election.

For purposes of application of the above change limitations, installment payments shall be treated as a single payment and only one change shall be allowed to be made by a Participant with respect to form of benefits to be received by such Participant under Sections 7.01, 7.03 and Section 7.05. Election changes made pursuant to this Section shall be made in accordance with rules established by the Company, and shall comply with all requirements of Code Section 409A and applicable authorities.

Notwithstanding the foregoing, the payment of any installments by the Company under this Section is subject to Section 7.10.

Section 7.07 Loans. No loans to Participants of amounts in a Participant’s Account shall be permitted.

Section 7.08 Key Employee Distributions. Notwithstanding any other provisions of this Article VII, in the case of any Participant who is a “specified employee” as such term is defined in Section 409A(a)(2)(B)(i) of the Code and the regulations issued thereunder, no distribution, whether a lump sum payment or an installment payment, may be made from the Plan to such Participant as a result of his separation from service with the Company for reasons other than by death before the date which is six (6) months after the date of such separation from service (or, if earlier, the date of death of the Participant following such separation from service). Any amounts that would have otherwise been payable during such six (6) month period shall be accumulated and paid on the earliest date on which they may be paid under this Section.

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Section 7.09 Hardship Withdrawals. A Participant who has incurred an unforeseeable emergency (as hereinafter described) may, with the consent of the Company in its sole discretion, withdraw from his vested Aggregate Account an amount not in excess of the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, which maximum amount shall be determined after taking into account the extent to which such hardship is or may be relieved through reimbursement of compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship). Any such withdrawal may be requested by submitting a written request to the Company which shall include such information as the Company may request in order to determine if the requirements described in this Section 7.09 are satisfied such that the withdrawal may be approved. For purposes of this Section 7.09, the term “unforeseeable emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 7.10 Company Cash-Out Election. The Company, in its sole and absolute discretion, may require a mandatory cash, lump sum payment of the value of a vested Aggregate Account provided that:

(a) the payment results in the termination and liquidation of the entirety of the Participant’s interest in the Plan, including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation §1.409A-1(c)(2); and

(b) the lump sum payment is no greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code.

Section 7.11 Code Section 409A Compliance. The intent of the parties is that payments and benefits under this Plan comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything herein to the contrary, (a) if any payments of money or other benefits due to a Participant or Beneficiary under this Plan could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company that does not cause such an accelerated or additional tax and (b) each amount to be paid or benefit to be provided to a Participant pursuant to this Plan, which constitutes deferred compensation subject to Section 409A of the Code, shall be construed as a separate identified payment for purposes of Section 409A of the Code. A Participant or a Beneficiary shall not have any right to determine a date of payment of any amount under this Plan. The Company shall consult with a Participant in good faith regarding the implementation of the provisions of this Section 7.11.

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ARTICLE VIII

BENEFICIARY

Section 8.01 Beneficiaries. If a Participant is married at the date of his death, then the Participant’s spouse shall be his Beneficiary under the Plan. The Participant may designate a Beneficiary, other than his spouse, provided the spouse consents to such designation in writing. A Participant may designate a Beneficiary or Beneficiaries pursuant to a beneficiary designation form. A beneficiary election form will be provided to a Participant upon written request by the Participant to the Company. If a Participant is not married and fails to deliver to the Company a beneficiary election form for this Plan, the Company shall have the right to distribute the vested portion of such Participant’s Aggregate Account to the estate of such Participant.

Section 8.02 Proper Beneficiary. If the Company is in doubt as to the proper Beneficiary to receive payments hereunder, the Company shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Company, in good faith and in accordance with this Plan, shall fully discharge the Company and Committee from all further obligations with respect to that payment.

Section 8.03 Minor or Incompetent Beneficiary. In making any payments to or for the benefit of any minor or an incompetent Participant or Beneficiary, the Company, in its sole and absolute discretion may make a distribution to a legal or natural guardian of a minor or a court appointed guardian or representative of such incompetent. The receipt by a guardian or a court appointed guardian or representative shall be a complete discharge to the Company and Committee. Neither the Committee nor the Company shall have any responsibility to see to the proper application of any payments so made.

ARTICLE IX

ADMINISTRATION OF THE PLAN

Section 9.01 Committee Action. All resolutions or other actions taken by the Committee shall be made or taken according to the procedures in effect governing the Committee.

Section 9.02 Finality of Determination. Subject to the Plan, the Company shall, from time to time, establish forms and procedures for the administration of the Plan. Except as otherwise expressly provided herein, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan.

Section 9.03 Certificates and Reports. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports with respect to the Plan made by any accountants, and opinions given by any legal counsel for the Company.

Section 9.04 Indemnification and Exculpation. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out the Committee’s administration of the Plan. The foregoing right of indemnification shall be in addition to any other rights to which any such member of the Committee may be entitled to as a matter of law or pursuant to other agreement.

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Section 9.05 Expenses. The expenses of administering the Plan shall be borne by the Company.

ARTICLE X

CLAIMS PROCEDURE

Section 10.01 Written Claim. The value of a Participant’s vested Aggregate Account shall be paid in accordance with the provisions of this Plan and any applicable Deferral Agreement. The Participant, or a designated Beneficiary or any other person claiming through the Participant shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Company.

Section 10.02 Denied Claim. If the claim is denied, in full or in part, the Company shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

Section 10.03 Review Procedure. If the claim is denied and review is desired, the Participant (or Beneficiary) shall notify the Company in writing within sixty (60) days after receipt of the written notice of denial (a claim shall be deemed denied if the Company does not take any action within the aforesaid ninety (90) day period). In requesting a review, the Participant or his Beneficiary may request a review of the Plan or other pertinent documents, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held before the Committee, but the decision to hold a hearing shall be within the sole discretion of the Committee.

Section 10.04 Committee Review. The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if a hearing is not held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan or a Deferral Agreement on which the decision is based.

ARTICLE XI

NATURE OF COMPANY’S OBLIGATION

Section 11.01 Company’s Payment Obligation. The Company’s obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

Section 11.02 Creditor Status. Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives the Participant any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company and Participants and their beneficiaries shall have only the rights of general creditors of the Company.

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Section 11.03 No Promise of Employment. Neither this Plan nor any agreement or writing executed pursuant hereto, including, but not limited to, any Deferral Agreement, shall be construed to promise or guarantee future employment or service as a Non-Employee Director of any person.

Section 11.04 No Guarantee of Tax Deferral. Neither this Plan nor any agreement or writing executed pursuant hereto, shall be construed as a representation or assurance that any amounts in a Participant’s Aggregate Account shall not be subject to taxation until such amounts are paid or distributed to such Participant or any of his Beneficiaries.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Written Notice. Any notice which shall be or may be given under the Plan or a Deferral Agreement shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company, Attn: Pier 1 Imports, Inc. Deferred Compensation Plan, at the address of the Company’s principal offices. If notice is to be given to the Committee, such notice shall be addressed to the Committee of the Pier 1 Imports, Inc. Deferred Compensation Plan, at the address of the Company’s principal offices. If notice is to be given to a Participant, such notice shall be addressed to the address shown in such Participant’s Deferral Agreement.

Section 12.02 Change of Address. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

Section 12.03 Merger, Consolidation or Acquisition. The Plan shall be binding upon the Company, its assigns, and any successor Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

Section 12.04 Amendment and Termination. The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or in part, at any time. This right includes the right to make (i) retroactive amendments, and (ii) amendments that do not apply to former Executives and/or former Non-Employee Directors. However, no Company action under this right shall reduce the amount of the Aggregate Account, whether vested or not, of any Participant or his Beneficiary. A distribution of all or a portion of a Participant’s Aggregate Account upon the occurrence of a termination of the Plan shall comply with Section 409A of the Code.

Section 12.05 Nontransferability. Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, his spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, or alimony maintenance owed by the Participant or his Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

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Section 12.06 Withholding for Taxes. The Company shall be entitled to withhold from payments due under the Plan or from other payments of compensation to a Participant any and all taxes of any nature required by any government to be withheld from compensation paid to employees.

Section 12.07 Domestic Relations Orders. All or any portion of a Participant’s Plan benefit will be paid to an individual other than such Participant pursuant to and in accordance with the provisions of a domestic relations order but only if such domestic relations order satisfies all of the requirements to be a “qualified domestic relations order” within the meaning of Section 414(p) of the Code and only if the timing of payment or payments under the order comply with the distribution timing requirements of Section 409A of the Code.

Section 12.08 Gender and Number. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

Section 12.09 Applicable Law. This Plan shall be governed by the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer effective as of January 1, 2011.

Pier 1 Imports, Inc. for itself and on behalf of the Company

By:________________________________________

Title:______________________________________

December 20, 2010

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